SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 25, 1998



                                   PSINet Inc.
          --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      New York                           0-25812                 16-1353600
      ---------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
  of incorporation)                    File Number)          Identification No.)



                510 Huntmar Park Drive, Herndon, Virginia 20170
         --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (703)904-4100



         (Former name or former address, if changed since last report)









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Item 2.  Acquisition or Disposition of Assets

          On February 25, 1998, PSINet Inc. (the "Company") closed its transaction with IXC Internet Services, Inc. ("IXC"), an indirect subsidiary of IXC Communications, Inc. ("IXC Communications"), to acquire 20-year noncancellable indefeasible rights of use ("IRUs") in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth (the "PSINet IRUs") in selected portions across the IXC fiber optic telecommunications system within the United States (the "Available System"). The PSINet IRUs were acquired in exchange for the issuance to IXC of 10,229,789 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), representing approximately 20% of the issued and outstanding Common Stock of the Company after giving effect to such issuance and having an aggregate market value of $78,641,503 based on the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market on such date of $7.6875 (the "IXC Initial Shares"), pursuant to an IRU and Stock Purchase Agreement, dated as of July 22, 1997, between the Company and IXC, as amended (the "IRU Purchase Agreement"). Under the IRU Purchase Agreement, if the fair market value of the IXC Initial Shares (based on the volume-weighted average closing market price per share of the Common Stock as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed over the 20 trading day period immediately preceding the applicable date of determination) is less than $240 million at the earlier of one year following delivery and acceptance of the total amount of bandwidth corresponding to the PSINet IRUs or the fourth anniversary of the closing of the transaction (i.e., February 25, 2002) (the "Determination Date"), the Company will be obligated to provide IXC with additional shares of Common Stock (the "IXC Additional Shares" and, together with the IXC Initial Shares, the "IXC Transaction Shares") or, at the sole option of the Company, cash or a combination thereof equal to the shortfall (the "Contingent Payment Obligation"). The Company has the right to accelerate the Contingent Payment Obligation to any date (the "Acceleration Date") prior to the Determination Date. In addition, the right of IXC to receive IXC Additional Shares and/or cash pursuant to the Contingent Payment Obligation will terminate on such date as the fair market value of the IXC Initial Shares (as determined above) is equal to or greater than $240 million.

          IXC Transaction Shares. IXC has been granted certain demand and "piggyback" registration rights with respect to the IXC Transaction Shares pursuant to a registration rights agreement between IXC and the Company. Pursuant to the IRU Purchase Agreement, Ralph J. Swett, IXC Communications' chairman, was elected, effective as of the closing of the transaction, to the Company's Board of Directors, and the IRU Purchase Agreement provides that the Company's Chairman will recommend that Mr. Swett continue to be re-elected to the Company's Board for so long as IXC continues to own at least 95% of the IXC Initial Shares. In the event IXC proposes to sell or otherwise dispose of any of the IXC Transaction Shares (other than pursuant to a pledge to an unaffiliated third party lender), the Company has a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Common Stock (as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed) on the date notice of such proposed sale is given to the Company. In addition, neither IXC, IXC Communications nor any of their controlled affiliates may sell or otherwise dispose of any shares of the Company's Common Stock during the six-month period preceding or following the Determination Date or during the six-month period following the Acceleration Date. Other than as set forth above and except for transfer restrictions existing from time to time under applicable federal and state securities laws, the IXC Transaction Shares are not subject to any transfer restrictions or to any voting restrictions or other agreements.

          PSINet IRUs. The total amount of bandwidth corresponding to the PSINet IRUs is contemplated to be delivered to the Company (to the extent then available) in specified minimum increments every six months during the two year period following the closing. IXC has granted the Company a security interest in, among other collateral, a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier, Inc., its direct parent company, and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations under the IRU Purchase Agreement to deliver the PSINet IRUs.

          IXC will provide customary operation and maintenance services with respect to the bandwidth delivered to the Company at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.15 million per each 1,000 equivalent route miles of OC-48 bandwidth accepted under the IRU Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by the Company at agreed upon fees.

          Certain Restrictions on Use of Bandwidth; Transfer and Assignment. PSINet may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services and for non-Internet telecommunications transport at a rate of DS-3 (45 Mbps) or less, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone services (based on non-Internet telephone switching technologies) to any third party.

          In addition, the Company may not effect any sale, swap, lease or other transfer of such bandwidth to any unaffiliated third party except (i) in connection with the offering of Internet connectivity services or (ii) in connection with a bona fide financing arrangement. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the IRU Purchase Agreement, including, without limitation, the foregoing restrictions.

          Joint Marketing and Services Agreement. As previously disclosed, in connection with this transaction, on July 22, 1997, PSINet and IXC also entered into a Joint Marketing and Services Agreement (the "Marketing Agreement") pursuant to which each party will be entitled to market the products and services of the other.

Item 7. Financial Statements, Pro Forma Financial Information and

                 Exhibits

                 (c)      Exhibits

                          Exhibit 2.1 IRU and Stock Purchase Agreement, dated as of July 22, 1997, between PSINet Inc. and IXC
                                              Internet Services, Inc., as
                                              amended*

                          Exhibit 10.2 Joint Marketing and Services Agreement, dated as of July 22, 1997, between PSINet Inc. and IXC Internet Services, Inc.*



--------
* Confidential treatment has been granted by the Commission with respect to certain provisions of such document.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:        March 10, 1998            PSINET INC.



                                        By:   /s/ David N. Kunkel
                                                David N. Kunkel
                                                Senior Vice President,
                                                 Secretary and General
                                                 Counsel

                                  EXHIBIT INDEX





      Exhibit          Exhibit Name                                     Location
       Number

        2.1            IRU and Stock Purchase Agreement, dated as          *
                       of July 22, 1997, between PSINet Inc. and
                       IXC Internet Services, Inc., as amended.**

        10.2           Joint Marketing and Services Agreement,            ***
                       dated as of July 22, 1997, between PSINet
                       Inc. and IXC Internet Services, Inc.**


-----------------

* Incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A dated December 19, 1997 filed with the Securities and Exchange Commission (the "Commission").

** Confidential treatment has been granted by the Commission with respect to certain provisions of such document.

*** Incorporated by reference to Exhibit B to the Company's Proxy Statement on Schedule 14A dated December 19, 1997 filed with the Commission.


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